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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPRINGLEAF HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2014

Dear Stockholders:

        On behalf of the Board of Directors, I am pleased to invite you to attend our first Annual Meeting of Stockholders. The meeting will be held on May 28, 2014, at 10:30 a.m., local time, at the Holiday Inn, 7101 Highway 41 North, Evansville, Indiana 47725. Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying materials.

        Whether or not you attend the meeting in person, it is important that your shares be represented and voted. In addition to voting in person, stockholders of record may vote via a toll-free telephone number or over the Internet. Stockholders who received a paper copy of the Proxy Statement and 2013 Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. You can, of course, vote in person at the meeting but you are encouraged to send in the proxy card, or vote online or by telephone, to ensure your vote is counted should you be unable to attend for any reason. You may revoke your proxy and vote in person at the meeting if you choose to do so.

Sincerely, Jay N. Levine President & CEO

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2014: This Notice of Annual Meeting and Proxy Statement and the Annual Report for the year ended December 31, 2013 are available on the Internet at http://materials.proxyvote.com/85172J.

SPRINGLEAF HOLDINGS, INC.
601 NW Second Street
Evansville, Indiana 47708

April 30, 2014
NOTICE OF THE
2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 28, 2014 10:30 a.m. local time
Place:	Holiday Inn 7101 Highway 41 North Evansville, Indiana 47725
Business:	1.	To elect two Class I directors, Jay N. Levine and Roy A. Guthrie, to serve until the 2017 Annual Meeting.
	2.	To vote, on an advisory basis, to approve named executive officer compensation.
	3.	To hold an advisory vote on the frequency of future advisory votes to approve the named executive officer compensation.
	4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Springleaf Holdings, Inc. for the year ending December 31, 2014.
	5.	To consider and act upon any other business properly brought before the meeting or any adjournment or postponement thereof.
Record Date:	In order to vote, you must have been a stockholder at the close of business on April 1, 2014.
Voting by Proxy:
It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and to complete, date and sign your proxy or voting instruction card and return it promptly or vote your shares by telephone or by Internet as described on the proxy card or Notice of Internet Availability of Proxy Materials. You may revoke your proxy and vote in person at the meeting if you choose to do so.

By order of the Board of Directors,
Scott D. McKinlay Senior Vice President, General Counsel & Secretary

2014 PROXY STATEMENT

        This Proxy Statement and the accompanying materials are being made available to Springleaf Holdings, Inc. stockholders beginning on or about April 30, 2014. In this Proxy Statement, "SHI" refers to Springleaf Holdings, Inc., "SFI" refers to Springleaf Finance, Inc., "SFC" refers to Springleaf Finance Corporation, and "Springleaf," "the Company," "we," "us" or "our" may refer to Springleaf Holdings, Inc. or to it and one or more of its subsidiaries, as the context may require. This Proxy Statement contains information on the matters to be presented at the Company's 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 28, 2014 to assist you in voting your shares.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

        The purpose of this Proxy Statement is to provide information regarding matters to be voted on at Springleaf's Annual Meeting. Additionally, it contains certain information that the U.S. Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") require Springleaf to provide to its stockholders. This Proxy Statement is also the document used by Springleaf's Board of Directors ("Board") to solicit proxies to be used at the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

Who pays the cost of soliciting proxies?

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The solicitation of proxies or votes may be made by mail, in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders. We have engaged the services of MacKenzie Partners, Inc. to assist us in the solicitation of proxies for an estimated fee of $5,000, and we will reimburse MacKenzie Partners, Inc. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and have agreed to indemnify MacKenzie Partners, Inc. against certain losses, costs and expenses.

How is the Company distributing proxy materials?

        The SEC has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as "Notice and Access." Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to stockholders:

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  The full set delivery option; or

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  The notice only option.

        Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail or, if previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access that website. Under the notice only option, a company must post all proxy materials on a publicly-accessible website, and rather than delivering proxy materials to its shareholders, the company instead delivers a "Notice of Internet Availability of Proxy Material."

        In connection with the Annual Meeting, we have elected to use the full set delivery option. Accordingly, you should have received the Company's proxy materials by mail. These proxy materials are also available on the Internet at http://materials.proxyvote.com/85172J.

        Although we have elected to use the full set delivery option in connection with the Annual Meeting, we may choose to use the notice only option in the future.

What is "householding"?

        If you and others who share your mailing address own the Company's ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

        You may also request delivery of an individual copy of the proxy statement by contacting the Company at Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary.

        You may be able to initiate householding if your bank or broker has chosen to offer such service by following the instructions provided by your bank or broker.

When and where will the Annual Meeting be held?

        The meeting will be held on May 28, 2014 at the Holiday Inn, 7101 Highway 41 North, Evansville, Indiana 47725 beginning at 10:30 a.m., local time. Stockholders may obtain directions to the location of the meeting by contacting the Company's Secretary at 601 NW Second Street, Evansville, Indiana 47708, Telephone: (812) 424-8031.

What matters will the stockholders vote on at the meeting?

        You will be voting on the following:

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  Election of two Class I directors, Jay N. Levine and Roy A. Guthrie, to the Board;

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  On an advisory basis to approve named executive officer ("NEO") compensation;

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  Establishment of the frequency of future votes to approve NEO compensation (on an advisory basis);

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  Ratification of the appointment of PricewaterhouseCoopers LLP as Springleaf's independent registered public accounting firm for the year ending December 31, 2014; and

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  Any other business that may properly come before the meeting.

Who may vote at the meeting?

        All stockholders who owned Springleaf common stock at the close of business on the record date of April 1, 2014, may attend and vote at the meeting.

How do I vote?

        You can vote either in person at the meeting or by proxy whether or not you attend the meeting. You can vote by telephone or Internet by following the instructions on the proxy card. Stockholders of record also can vote by mail by completing, signing and dating the proxy card. Stockholders who hold shares beneficially in street name may submit proxies by following the instructions provided by your stock broker, bank or other nominee (see "What if I hold my shares in a brokerage account or with another nominee ('street name')?" below for more information). If you sign your proxy card but do not specify how you want your shares voted, they will be voted as the Board recommends. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on May 27, 2014. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

What if I hold my shares in a brokerage account or with another nominee ("street name")?

        If you hold your shares in a brokerage account or with another nominee, the shares are said to be held in "street name." In this case your broker or other nominee will send you a package, including a voter instruction card, which will ask you how you want your shares to be voted. If you give the nominee instructions, the nominee will vote your shares as you direct. If you do not give your nominee instructions (these shares are often referred to as broker non-votes) and the proposal involves a "routine" matter, then the rules of the NYSE provide nominees with discretionary power to vote your shares. However, if a proposal involves a "non-routine" matter, then nominees are not permitted to vote your shares without instructions from you. At the Annual Meeting, all matters submitted to the stockholders for approval, other than the proposal to ratify PricewaterhouseCoopers LLC as Springleaf's independent registered public accounting firm, are "non-routine," meaning that your broker or other nominee may not vote your shares on those matters without instructions from you. It is, therefore, important that you provide instructions to your nominee if your shares are held by a nominee so that your votes with respect to the election of directors and any other "non-routine" matters are counted. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Can I change my vote after I execute my proxy?

        You may revoke a proxy at any time prior to its exercise at the meeting. You can send in a new proxy card with a later date or send a written notice of revocation to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. You also can use telephone or Internet voting methods to change your vote. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Is my vote Confidential?

        We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, American Stock Transfer & Trust Company, LLC, to examine these documents.

How many votes do I have?

        You will have one vote for each share of Springleaf common stock which you owned at the close of business on April 1, 2014, the record date for the meeting.

How many shares of common stock are eligible to vote at the meeting?

        At the close of business on April 1, 2014, there was a total of 114,832,895 shares of Springleaf common stock outstanding and eligible to vote at the meeting.

 How many shares must be present to hold the meeting?

        A majority of the shares of Springleaf common stock outstanding as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if stockholders are present in person or a proxy card has been properly submitted by or on behalf of stockholders. In determining whether a quorum is present, stockholders who abstain or cast broker non-votes will be deemed present at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

How many votes are required to elect directors and adopt other proposals?

        Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the two nominees who receive the highest number of votes will be elected as directors. Votes to withhold and broker non-votes will not have any effect on the election of a director.

        Advisory votes to approve NEO compensation and frequency of advisory votes to approve NEO compensation require the affirmative vote of a majority of the shares of Springleaf common stock present in person or by proxy that are entitled to vote on this matter. If you abstain from voting on this matter (referred to as an "abstention"), your shares will be counted as present for the purpose of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on this proposal.

        Ratification of PricewaterhouseCoopers LLP as Springleaf's independent registered public accounting firm requires the affirmative vote of a majority of Springleaf common stock present in person or by proxy that are entitled to vote on this item. If you abstain from voting on this matter, your shares will be counted as present for the purpose of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Broker non-votes, if any, will also have the same effect as a vote against this proposal.

How do I attend the meeting?

        Admission to the meeting is limited to Springleaf stockholders or their proxy holders. In order to be admitted to the meeting, each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver's license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee (street name), an account statement or letter from the nominee indicating that you beneficially owned shares of Springleaf common stock at the close of business on April 1, 2014, the record date for the meeting.

Where can I find the voting results of the Annual Meeting?

        We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

 CORPORATE GOVERNANCE

Governing Documents

        The following primary documents make up Springleaf's corporate governance framework:

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  Corporate Governance Guidelines ("Governance Guidelines")

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  Audit Committee Charter

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  Compensation Committee Charter

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  Nominating and Corporate Governance ("NCG") Committee Charter

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  Compliance Committee Charter

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  Code of Business Conduct and Ethics ("Code of Conduct")

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  Code of Ethics for the Principal Executive and Senior Financial Officers ("Principal Officer Code")

        These documents are accessible on Springleaf's website at www.springleaf.com by clicking on "Company Information," then "Investor Relations" and then "Corporate Governance." You also may obtain a free copy of any of these documents by sending a written request to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. Any substantive amendment to or grant of a waiver from a provision of the Principal Officer Code requiring disclosure under applicable SEC or NYSE rules will be posted on Springleaf's website.

Corporate Governance Guidelines

        The Governance Guidelines, which are available on our website as outlined above, set forth the Company's primary principles and policies regarding corporate governance. The Governance Guidelines are reviewed from time to time as deemed appropriate by the Board. The Governance Guidelines are supplemented by the Code of Conduct and the Principal Officer Code, as well as by policies and procedures addressing specific topics and practices.

Board Leadership Structure

        Although not required, Springleaf separates the roles of Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for the day-to-day leadership, management, direction and performance of the Company, while the Chairman of the Board is responsible for determining growth opportunities, presiding over meetings of the Board and, together with the Chief Executive Officer, setting the strategic direction of Springleaf.

Board's Role in Risk Oversight

        While management is responsible for day-to-day risk management of the Company's operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (more fully discussed below) to monitor and address what may be within the scope of each committee's expertise or charter. For example, the Audit Committee oversees the financial statements, accounting and auditing functions and related risk; the Compensation Committee oversees the Company's compensation programs, including goals, objectives, performance and compensation for our Chief Executive Officer and other executive officers, and the compensation disclosure in this Proxy Statement; and the NCG Committee oversees director qualifications, Board structure and corporate governance matters. The Board also has created a Compliance Committee to oversee regulatory compliance matters and risks relating to the Company's operations and business, which provides regular reports to the Board. In addition to getting information from its committees, the Board also receives updates directly from members of management. In this regard, Mr. Levine, due to his position as both Chief Executive Officer and director of the Company, is particularly important in communicating with other members of management and keeping the Board updated on the important aspects of the Company's operations.

Independent Directors

        Springleaf recognizes the importance of having an independent Board that is accountable to Springleaf and its stockholders. Accordingly, its Governance Guidelines (a copy of which may be found in the "Company Information—Investor Relations—Corporate Governance" section of Springleaf's website) provide that a majority of its directors shall be independent in accordance with the NYSE listing standards. Our Board has affirmatively determined that Ms. Kotval and Messrs. Guthrie, Jacobs and Lott are "independent" under Section 303A.02(b) of the NYSE listing standards. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

Board, Committee and Annual Meeting Attendance

        The Board held one meeting during 2013 (after the effective date of the Company's initial public offering ("IPO") of its common stock on October 15). Each director attended at least 75% of the total number of meetings of the Board and committees held during the period he or she served, except for Mr. Edens. Mr. Edens was unable to attend the meeting held in 2013 due to unforeseen scheduling conflicts, but his views were represented at the meeting by Mr. Levine. This is the first annual meeting held since the Company's IPO on October 15, 2013. Directors are invited and encouraged but are not required to attend the Company's annual meeting of stockholders.

Presiding Non-Management Director and Executive Sessions

        Springleaf's non-management and independent directors did not meet in executive session without management in 2013 because of the short period of time between the date of the IPO and the end of the fiscal year, but they anticipate meeting at least once a year starting in 2014. No presiding non-management director has been selected, but a presiding director will be appointed to preside at each executive session on an ad hoc basis.

Communications with the Board of Directors

        Any Springleaf stockholder or other interested party who wishes to communicate with the Board or any of its members may do so by writing to: Board of Directors (or one or more named directors), c/o Scott D. McKinlay, Senior Vice President, General Counsel & Secretary, Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

Communications with the Audit Committee

        Complaints and concerns relating to Springleaf's accounting, financial reporting, internal accounting controls or auditing matters (together, "Accounting Matters") should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis. Employee concerns or complaints may be reported to the Audit Committee through a third-party vendor, Global Compliance (Navex Global), that has been retained by the Audit Committee for this purpose. Global Compliance may be contacted toll-free at (855) 296-9088, or via its website at www.springleaf.alertline.com. Outside parties, including stockholders, may bring issues regarding Accounting Matters to the attention of the Audit Committee by writing to: Audit Committee, c/o Scott D. McKinlay, Senior Vice President, General Counsel & Secretary, Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.

        All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Criteria and Procedures for Selection of Director Nominees

        Although the Board retains ultimate responsibility for nominating members for election to the Board, the NCG Committee of the Board conducts the initial screening and evaluation process. Although there are no minimum qualifications, skills or qualities required to be nominated for election, as provided in the Company's Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

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  whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board's oversight of the business and affairs of the Company;

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  the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities;

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  experiences, skills and expertise;

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  diversity;

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  business judgment;

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  composition of the Board;

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  requirements of applicable laws and NYSE listing standards;

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  time availability and dedication; and

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  conflicts of interest.

        While the NCG Committee has not adopted a formal diversity policy for the selection of director nominees, diversity is one of the factors that the NCG Committee considers in identifying director nominees.

        In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company's management, as well as recommendations from Company stockholders. While the NCG Committee's Charter and our Governance Guidelines provide that the NCG Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the NCG Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because our Amended and Restated Bylaws (the "Bylaws") include procedures for stockholders to nominate candidates to serve on the Board for election at any Annual Meeting or at any special meeting called for the purpose of electing directors. The Board believes that it is appropriate for Springleaf not to have a specific policy since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws, as summarized below.

        The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting to timely submit certain information to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. This information includes, among other things:

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  The stockholder's name and address, and the class, series and number of shares that he or she owns;

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  A representation that the stockholder is a holder of record as of the record date and intends to appear in person or by proxy at the annual meeting;

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  The name, address and certain other information regarding the stockholder's nominee for director;

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  A description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board; and

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  A completed questionnaire with respect to the prospective nominee's background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

        To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws include special notice provisions if no annual meeting was held in the previous year, or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting. While these provisions of the Bylaws permit a stockholder to nominate a candidate for election to the Board, such nominations will be subject to certain rights of Springleaf Financial Holdings, LLC ("SFH" or the "Initial Stockholder") discussed below under the caption "Certain Relationships and Related-Party Transactions—Stockholders Agreement."

BOARD OF DIRECTORS

        Springleaf's Restated Certificate of Incorporation provides that the Board shall consist of not less than three and not more than 11 directors, as may be determined from time to time by a majority of the entire Board. As of the date of this Proxy Statement, the Board consists of six members, five of whom are non-employee directors.

        The Board is also divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual meeting of stockholders. Springleaf's current Board is classified as follows:

Class	Term Expiration	Director
Class I	2014	Jay N. Levine
		Roy A. Guthrie
Class II	2015	Douglas L. Jacobs
		Anahaita N. Kotval
Class III	2016	Wesley R. Edens
		Ronald M. Lott

        The Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Springleaf common stock can elect all of the directors standing for election.

Committees of the Board of Directors

        The Board has four principal standing committees. Committee members for the Audit Committee, the NCG Committee and the Compensation Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is "independent," as defined under NYSE listing standards. The Compliance Committee is not subject to these standards.

Audit Committee

        The Audit Committee's responsibilities and purposes are to: (i) assist the Board in its oversight of: (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the annual independent audit of the Company's financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm's qualifications, independence and performance; and (d) the performance of the Company's financial reporting process and internal audit function; (ii) determine whether to recommend to the stockholders the appointment, retention or termination of the Company's independent registered public accounting firm; and (iii) pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm. The Audit Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and prepares the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders. A copy of the Audit Committee's Charter is available at Springleaf's website, at www.springleaf.com.

        The members of the Audit Committee are Messrs. Jacobs (Chair) and Guthrie, and Ms. Kotval. The Board has determined that: (i) each is "independent"; (ii) each is "financially literate"; and (iii) Mr. Jacobs is an "audit committee financial expert," as these terms are defined by the Exchange Act and the NYSE. The Audit Committee met one time in 2013.

Nominating and Corporate Governance Committee

        The NCG Committee's responsibilities and purposes are to: (i) identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (ii) advise the Board as to the Board composition, procedures and committees; (iii) develop and recommend to the Board a set of corporate governance guidelines and maintain and update such guidelines, as appropriate; (iv) review, approve or ratify related-party transactions and other matters that may pose conflicts of interest; and (v) oversee the evaluation of the Board. A copy of the NCG Committee Charter is available at Springleaf's website, at www.springleaf.com. See "Corporate Governance—Criteria and Procedures for Selection of Director Nominees" above for more information about the process for identifying and evaluating nominees for director.

        The members of the NCG Committee are Mr. Lott (Chair) and Ms. Kotval. Mr. Lott and Ms. Kotval are "independent," as defined under the rules of the NYSE. Mr. Levine, who is not independent, was a member of the NCG Committee from October 15, 2013, the completion date of the Company's IPO, until March 4, 2014. In accordance with the rules of the NYSE, the Company removed the sole member of the NCG Committee who was not "independent," and the NCG Committee now consists solely of "independent" members, within one year of the completion of the IPO. The NCG Committee did not meet in 2013.

Compensation Committee

        The Compensation Committee's responsibilities and purposes are to: (i) oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans, and incentive-compensation and equity-compensation plans; (ii) evaluate the performance of the Chief Executive Officer and other executive officers; (iii) review and discuss with management the Company's compensation discussion and analysis to be included in the Company's annual proxy statement and annual report filed with the SEC; and (iv) prepare the Compensation Committee Report as required by the rules of the SEC. The Compensation Committee also has the authority to retain and terminate compensation consultants, including approval of the terms and fees of any such arrangement. A copy of the Compensation Committee Charter is available at Springleaf's website, at www.springleaf.com.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of director compensation and executive compensation are set forth below under "Executive Compensation—Compensation of Directors" and "Executive Compensation—Compensation Discussion and Analysis," respectively.

        The members of the Compensation Committee are Messrs. Guthrie (Chair) and Lott. Each member of Springleaf's Compensation Committee is "independent," as defined under the rules of the NYSE. Mr. Edens served on the Compensation Committee from October 15, 2013, the completion date of the Company's IPO, until February 4, 2014, although he is not an independent director since he is affiliated with the Fortress Investment Group LLC ("Fortress"). In accordance with the rules of the NYSE, the Company removed the sole member of the Compensation Committee who was not "independent," and the Compensation Committee now consists solely of "independent" members, within one year of the completion of the IPO. The "independent" directors who are appointed to the Compensation Committee are also "non-employee" directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, and "outside" directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code ("IRC"). The Compensation Committee did not meet in 2013.

Compliance Committee

        The Compliance Committee's primary responsibility is to oversee the Company's compliance efforts to ensure compliance with laws and regulations and related programs, policies and procedures, other than matters of financial compliance, which are the responsibility of the Audit Committee.

Among other things, the Compliance Committee assists the Board in its oversight function with respect to: (i) ensuring that the Company has an effective compliance program; (ii) monitoring regulatory risks and ensuring that there are appropriate policies, procedures and controls to address them; (iii) fostering good relationships with regulators; and (iv) identifying changes to laws, regulations and best practices that may require changes to compliance programs or business practices. A copy of the Compliance Committee Charter is available at Springleaf's website, at www.springleaf.com.

        The Compliance Committee consists of both director and non-director members. Ms. Kotval and Messrs. Guthrie and Jacobs are the director members, with Ms. Kotval serving as Chair.

Compensation Committee Interlocks and Insider Participation

        Mr. Edens served on the Compensation Committee from October 15, 2013, the completion date of the Company's IPO, until February 4, 2014. Mr. Edens is affiliated with Fortress. During 2013, we engaged in related party transactions with Fortress and its affiliates. For more information about these transactions see "Certain Relationships and Related Party Transactions."

        None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee.

PROPOSAL 1
ELECTION OF DIRECTORS

        The terms of the Class I directors, consisting of Messrs. Roy A. Guthrie and Jay N. Levine, will expire at the Annual Meeting. Each has been nominated by the Board to serve as a continuing director for a new three-year term expiring at the 2017 annual meeting of stockholders. Each nominee selected will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

        In determining whether to nominate each of the Class I directors for another term, the Board considered not only the designation of Mr. Guthrie by the Initial Stockholder, but also the factors discussed above under "Corporate Governance—Criteria and Procedures for Selection of Director Nominees," and concluded that each possesses those talents, backgrounds, perspectives, attributes and skills that will enable him to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives. The age, principal occupation and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below. It is the general policy of the Company that no director having attained the age of 70 years will stand for re-election.

        Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the two nominees who receive the highest number of votes will be elected as directors. Votes to withhold and broker non-votes will not have any effect on the election of a director.

        The Board believes that each director nominee will be able to stand for election. If you do not wish your shares voted for one or both of the nominees, you may so indicate when you vote.

        With the exception of Mr. Lott, the individuals listed below served as directors of SFI and SFC prior to our IPO in the same capacity as they currently serve at SHI.

The Board recommends a vote FOR the election of each of the nominees listed below for director.

 Nominees for election at this Annual Meeting to a term expiring in 2017

Jay N. Levine, age 52
Director of the Company since 2011

        Mr. Levine has served as President, Chief Executive Officer, and director of Springleaf since October 1, 2011. Mr. Levine served as President and Chief Executive Officer and as a director of Capmark Financial Group Inc. ("Capmark") (a commercial real estate finance company) from December 2008 until February 2011. On October 25, 2009, Capmark and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Capmark and certain of its subsidiaries emerged from bankruptcy on September 30, 2011.

        From 2000 to 2008, Mr. Levine served as President, Chief Executive Officer (Co-CEO from March 2000 until January 2007), and a member of the board of directors of Royal Bank of Scotland Global Banking & Markets, North America (a banking and financial services company) and Chief Executive Officer of its predecessor entity, RBS Greenwich Capital (a financial services company), with responsibility for the company's institutional business in the United States. Previously, Mr. Levine was co-head of the Mortgage and Asset Backed Departments at RBS Greenwich Capital.

        Mr. Levine's extensive experience in the financial industry and his previous experience as an executive officer and director of financial services companies allow him to provide the Board with a broad perspective of our industry.

Roy A. Guthrie, age 59
Director of the Company since 2012; Chair of the Compensation Committee and member of the Audit and Compliance Committees

        Mr. Guthrie was elected as a director in December 2012. Mr. Guthrie served as Executive Vice President and Chief Financial Officer of Discover Financial Services ("Discover") from 2005 through April 2011. He retired from Discover in January 2012. Mr. Guthrie also served as a director of Discover Bank, a subsidiary of Discover, from 2006 through the end of 2011. Discover is a direct banking and payment services company and is a publicly held bank holding company that is listed on the NYSE. Discover offers credit cards, student loans, personal loans and deposit products through its subsidiary, Discover Bank. Prior to joining Discover, Mr. Guthrie was President and Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. ("Citigroup") (a global banking institution), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup's management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation (a consumer finance lender) from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to this, Mr. Guthrie served in various positions at Associates First Capital Corporation, including serving as its Corporate Controller from 1989 to 1996.

        He has also served as a director and member of the audit committee of Bluestem Brands, Inc. (a direct marketing company) since November 2010, a director and member of the audit committee of Garrison Capital LLC (a private capital finance company) since June 2011, a director and member of the audit committee of Nationstar Mortgage Holdings, Inc. (a national mortgage lender and servicer that is majority owned by funds managed by an affiliate of Fortress) since February 2012, a director and member of the audit committee of Dell Bank International (a wholly owned indirect subsidiary of Dell, Inc., a computer manufacturer and technology company) since September 2012, and a director and member of the audit committee of Lifelock, Inc. (an identity theft protection company) since October 2012. Mr. Guthrie also served as a director of Student Loan Corporation from December 2010 until January 2012 and as a director of Enova International, Inc. from January 2012 until July 2012.

        We believe Mr. Guthrie should continue to serve on our Board due to his experience as a chief financial officer of two publicly traded companies, his vast experience with and knowledge of the consumer finance industry, his experience and background in finance and accounting and his experience as a director and executive officer of publicly traded companies.

Directors whose terms expire in 2015

Douglas L. Jacobs, age 66
Director of the Company since 2010; Chair of the Audit Committee and member of the Compliance Committee

        Mr. Jacobs was elected to the Board as a director on November 30, 2010. Mr. Jacobs is also a director of Fortress (a global investment management firm), where he chairs the Audit Committee and is a member of the Compensation Committee. Investment funds managed by affiliates of Fortress indirectly own 63.96% of the voting interests in the Company (as of February 14, 2014). He is also a director of Clear Channel Outdoor (an international outdoor advertising company), where he chairs the Audit Committee and is a member of the Compensation Committee; Doral Financial Corporation (a financial services company), where he is Chairman of the Risk Policy Committee and a member of the Dividend Committee; and New Residential Investment Corp. ("New Residential") (a real estate investment trust primarily focused on investing in residential real estate related assets that is majority owned by funds managed by an affiliate of Fortress), where he chairs the Audit Committee. He also serves as a director, Treasurer, and Chairman of the Finance Committee of Care New England (a

health care system). From November 2004 to mid-2008, Mr. Jacobs was also a director of ACA Capital Holdings, Inc. (a financial guaranty company), where he was Chairman of the Audit Committee and a member of the Compensation and Risk Management Committees. Mr. Jacobs was a director and Chairman of the Audit Committee for Global Signal Inc. (an owner, operator and lessor of towers and other communication structures for wireless communications) from February 2004 until January 2007, and also was a director of Hanover Capital Mortgage Holdings, Inc. (a mortgage REIT) from 2003 until 2007. From 1988 to 2003, Mr. Jacobs was an Executive Vice President and Treasurer at FleetBoston Financial Group (a financial services firm), managing the company's funding, securitization, capital, and asset and liability management activities in addition to its securities, derivatives, and mortgage loan portfolios. Prior to joining FleetBoston, Mr. Jacobs was active in a variety of positions at Citicorp (a global banking institution) for over 17 years, culminating in his role as Division Executive of the Mortgage Finance Group.

        As a result of his past experience, Mr. Jacobs has extensive finance and management expertise and experience serving on public company boards and committees, which provide him with the qualifications and skills to serve as a director, and the Board has determined that Mr. Jacobs is an "audit committee financial expert" for purposes of membership on Springleaf's Audit Committee.

Anahaita N. Kotval, age 46
Director of the Company since 2012; Chair of the Compliance Committee and member of the Audit and Nominating and Corporate Governance Committees

        Ms. Kotval has served as a director since December 2012. Since November 2011, Ms. Kotval has served as Chief Operating Officer and General Counsel of Inspirica, Inc. (a nonprofit organization providing residential, case management, counseling, job training, and job and housing placement services for homeless individuals and families). Prior to joining Inspirica, Ms. Kotval served in various positions with RBS Securities Inc. (formerly Greenwich Capital Markets, Inc.), a U.S. broker-dealer and affiliate of The Royal Bank of Scotland plc ("RBS"), including serving as its General Counsel from 2007 until October 2011, Deputy General Counsel from 2004 until 2007 and Associate General Counsel from 1998 until 2004. Prior to her employment at RBS Securities Inc., Ms. Kotval spent 5 years in the Enforcement Division of the SEC's New York Regional Office.

        Ms. Kotval brings extensive management, legal and regulatory compliance expertise to the Board.

Directors whose terms expire in 2016

Wesley R. Edens, age 52
Director and Chairman of the Board since 2010

        Mr. Edens was elected to the Board on November 30, 2010 and elected as Chairman of the Board on September 13, 2011. He is the founding principal and Co-Chairman of the board of directors of Fortress (a global investment management firm) and has been a principal and the Chairman of the Management Committee of Fortress since co-founding Fortress in May 1998. Investment funds managed by affiliates of Fortress indirectly own 63.96% of the voting interests in the Company (as of February 14, 2014). Previously, Mr. Edens served as Chief Executive Officer of Fortress from inception to August 2009. Mr. Edens has primary investment oversight of Fortress's private equity and publicly traded alternative businesses. He is the Chairman of the board of directors of each of Florida East Coast Railway Corp. (a freight railway company), New Media Investment Group Inc. (a publisher of print and online media), Nationstar Mortgage Holdings Inc. (a residential mortgage loan originator and servicer), New Residential (a real estate investment trust focused on investing in, and managing, investments related to residential real estate) and Newcastle Investment Corp. ("Newcastle") (a real estate investment and finance company). He is Co-Chairman of the board of directors of Fortress. He is a director of GAGFAH S.A. (a residential property owner and manager), Brookdale Senior

Living Inc. (an operator of senior living communities), Intrawest Resorts Holdings Inc. (a resort and adventure company) and Gaming and Leisure Properties, Inc. (an owner and operator in the gaming and racing industry). Springleaf and Nationstar Mortgage Holdings Inc. are majority owned by funds managed by affiliates of Fortress.

        Mr. Edens was Chief Executive Officer of Global Signal Inc. (an owner, operator and lessor of towers and other communication structures for wireless communications) from February 2004 to April 2006 and Chairman of the board of directors of that company from October 2002 to January 2007. Mr. Edens also previously served on the boards of directors of the following publicly traded companies and registered investment companies: Aircastle Limited from August 2006 to August 2012; RailAmerica Inc. from November 2006 to November 2012; Crown Castle Investment Corp. (merged with Global Signal Inc.) from January 2007 to July 2007; Eurocastle Investment Limited, from August 2003 to November 2011; PENN National Gaming Inc., from October 2008 to November 2013; Fortress Brookdale Investment Fund LLC, from August 2000 (deregistered with the SEC in March 2009); Fortress Pinnacle Investment Fund, from July 2002 (deregistered with the SEC in March 2008); Fortress Investment Trust II, from July 2002 (deregistered with the SEC in January 2011); GateHouse Media Inc., from June 2005 (deregistered with the SEC in November 2013); and RIC Coinvestment Fund LP, from May 2006 (deregistered with the SEC in June 2009).

        Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. (an investment management firm), where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers (a financial services firm).

        Mr. Edens's extensive credit, private equity finance and management expertise, extensive experience as an officer and director of public companies and his deep familiarity with our Company led our Board of Directors to conclude that Mr. Edens should be elected to serve as a director.

Ronald M. Lott, age 54
Director of the Company since December 5, 2013; Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee

        Mr. Lott, a member of the Pro and College Football Halls of Fame, is a business owner and management consultant. He is CEO of Lott Auto Ventures, LLC, and has been a co-partner and owner of a series of auto dealerships that today includes Tracy Toyota (California), and previously included Mercedes Benz of Medford, California and Stan Morris Chrysler in Tracy, California. In 1999, Mr. Lott co-founded HRJ Capital, L.L.C., an investment management firm, remaining as a managing partner through 2009, until it was sold. Mr. Lott also is a consultant for TVU Networks, a product and service company for the television industry, and H. Barton Asset Management, LLC, an investment company. Mr. Lott played 14 seasons in the National Football League before retiring from professional football in 1994.

        He brings inspirational leadership, contacts, and extensive business and management experience to the Board.

EXECUTIVE OFFICERS

        The following table sets forth certain information concerning our executive officers as of April 30, 2014:

Name	Age	Position
Jay N. Levine	52	President and Chief Executive Officer
John C. Anderson	55	Executive Vice President, Capital Markets
Bradford D. Borchers	50	Executive Vice President
Timothy S. Ho	33	Executive Vice President, Digital Operations
Robert Hurzeler	52	Executive Vice President, Auto Lending
David P. Hogan	44	Senior Vice President and Chief Risk and Analytics Officer
Minchung (Macrina) Kgil	38	Senior Vice President and Chief Financial Officer
Scott D. McKinlay	62	Senior Vice President, General Counsel and Secretary

Jay N. Levine, age 52
President and Chief Executive Officer

        Please see Mr. Levine's background on page 12.

John C. Anderson, age 55
Executive Vice President, Capital Markets

        Mr. Anderson has served as Executive Vice President, Capital Markets of Springleaf since October 2011. Prior to joining the Company, Mr. Anderson was Managing Director in the Asset Backed and Principal Finance Department of RBS in Stamford, Connecticut, including predecessor entities Greenwich Capital Markets Inc. and RBS Greenwich Capital, where he spent the previous 20 years.

Bradford D. Borchers, age 50
Executive Vice President

        Mr. Borchers has been Executive Vice President for the Company's Branch Operations since April 2008. Mr. Borchers started as a management trainee with Springleaf in 1983 and has held positions of increasing responsibility over the intervening 30 years. Before being promoted to Executive Vice President, Mr. Borchers was a Senior Director of Operations for Springleaf from 2004 to 2008. Mr. Borchers also served as a director of Springleaf from April 2008 until December 2012.

Timothy S. Ho, age 33
Executive Vice President, Digital Operations

        Mr. Ho has served as Executive Vice President, Digital Operations of Springleaf since January 2014. He previously had been President and Chief Executive Officer of Enova Financial Holdings, LLC (a subsidiary of Cash America International, Inc. ("Cash America")) from September 2011 until March 2013, and the President of the E-Commerce division of Cash America from October 2008 until March 2013. Before that, he had been employed as Director of Process Development by CashNetUSA (which later changed its name to Enova International, Inc. ("Enova International")) starting in January 2006, until it was acquired by Cash America in September 2006, when he joined Cash America as Vice President of Business Development for Enova International. He also served as Senior Vice President of Strategic Development for Enova International from February 2008 until October 2008. Cash America and Enova are companies that provide specialty financial services to individuals through retail services locations and e-commerce activities.

David P. Hogan, age 44
Senior Vice President and Chief Risk and Analytics Officer

        Mr. Hogan has served as Senior Vice President and Chief Risk and Analytics Officer of Springleaf since August 2012. Prior to joining Springleaf, Mr. Hogan served as Head of New Customer Acquisition Decision Management for Citicards (the credit card issuing division of Citibank) from March 2012 until August 2012. From August 2010 until March 2012, he served as Head of Payments Strategy and Analytics of PNC Financial (a regional banking corporation). Prior to that, Mr. Hogan served as Chief Risk Officer Small Business Cards and Head of Portfolio Risk Management at JP Morgan Chase's Card Services division from January 2008 until August 2010.

Robert Hurzeler, age 52
Executive Vice President, Auto Lending and Central Operations

        Mr. Hurzeler has been Executive Vice President of Direct Auto Lending and Central Operations since January 2014. Prior to joining Springleaf, he served as Chief Operating Officer for Global Lending Services (an automotive subprime lender) from June 2012 until January 2014. Mr. Hurzeler was with Wells Fargo & Company ("WFC") (a diversified financial services company) from 1986 to June 2012, where he last served as head of Wells Fargo Auto Finance (since 2008), an auto lender and subsidiary of WFC.

Minchung (Macrina) Kgil, age 38
Senior Vice President and Chief Financial Officer

        Ms. Kgil has served as Senior Vice President and Chief Financial Officer of Springleaf since January 1, 2013. She served as Vice President and Group Controller of Springleaf from October 1, 2012 until December 31, 2012. Prior to joining Springleaf, Ms. Kgil was Vice President at Fortress (a global investment management firm) from January 2008 until September 30, 2012. Prior to that, she was employed by PricewaterhouseCoopers LLP (a public accounting firm) from 2000 until 2007.

Scott D. McKinlay, age 62
Senior Vice President, General Counsel and Secretary

        Mr. McKinlay has served as Senior Vice President, General Counsel and Secretary of Springleaf since December 2012. Prior to joining Springleaf, Mr. McKinlay served as the General Counsel of McKinlay General Counsel (a legal services boutique) from August 2008 until November 2012. Prior to that, he served as Chief Legal Officer and Senior Vice President of Corporate Development of E-Loan, Inc. (an Internet lending company) from March 2004 until November 2008. From March 2000 to March 2004, Mr. McKinlay was the General Counsel of Command Audio Corporation (an intellectual property and broadcasting company) and Chief Operating Officer of InPro Biotechnology, Inc. (a diagnostic testing company), two Silicon Valley start-up companies. From March 1991 to February 2000, he worked for First Nationwide Bank, initially as Vice President and Associate General Counsel (March 1991 to September 1993) and later as Senior Vice President and General Counsel (October 1993 to February 2000). Mr. McKinlay has also served as a director of Tri-Valley Bank (a California community bank) since June 2011.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This section describes our 2013 executive compensation program for the NEOs identified below.

  •
  Jay N. Levine, President and Chief Executive Officer

  •
  Minchung (Macrina) Kgil, Senior Vice President and Chief Financial Officer

  •
  John C. Anderson, Executive Vice President, Capital Markets

  •
  Bradford D. Borchers, Executive Vice President

  •
  David P. Hogan, Senior Vice President, Chief Risk & Analytics Officer

        SHI was formed in connection with our IPO on October 15, 2013. As a result, the compensation awarded to, earned by, or paid to the NEOs for 2012 and 2013 was provided by and determined in accordance with policies and practices initially developed by its predecessor entities (now subsidiaries), SFI and SFC. Accordingly, references to "our" compensation policies and practices in this section with respect to NEO compensation for 2012 and 2013 refer to compensation policies and practices initially developed by SFI and SFC.

Executive Summary

        We believe that our ability to attract, retain and properly motivate top executive talent is essential to our long-term success. Accordingly, our compensation program for our NEOs is designed to attract and retain capable and experienced executives and to motivate them to achieve our short-term and long-term business goals, which in turn will produce maximum value for our stockholders.

        We accomplish these objectives by providing our NEOs with a mix of fixed compensation, short-term and long-term incentive compensation opportunities and employee benefits. Each of our NEOs receives a fixed amount of base pay that is intended to be generally on par with our competitors. In addition, we seek to differentiate the overall compensation of our NEOs from the compensation of similar executives at our competitors by providing our NEOs with additional short and long-term performance-based compensation opportunities that are tied to performance metrics and designed to align the interests of our NEOs with those of our stockholders. We also provide our NEOs with health and welfare benefits, retirement benefits and other fringe benefits that are generally available to all other employees.

        Our underlying compensation philosophy is that when our NEOs know their base pay is on par with their peers and that they have the ability to control the variable portion of their compensation through achievement of goals that are beneficial to us and to our stockholders, they will become and remain engaged and motivated to produce their best results and thereby enhance the value provided to our stockholders, both in the short term and over the long term.

Objectives and Design of Compensation Framework

        In 2013, our compensation philosophy focused on the results achieved by our NEOs in implementing the following strategies, which were designed to advance our short-term and long-term business objectives:

  •
  increasing branch receivables;

  •
  diversifying funding and reducing cost of funds;

  •
  managing non-interest expenses; and

  •
  continuing to wind down non-core activities, including real estate assets.

        Our executive compensation decisions were based upon evaluation of the contribution of each executive's performance to the attainment of these established strategies, as well as the competitive market value of each executive's individual talent portfolio, including knowledge, experience, innovation, relationships, and leadership.

Overview of Executive Compensation Program Elements

        The following chart sets forth various compensation elements under our executive compensation program for 2013, each of which is described in detail in this Compensation Discussion and Analysis, and the purpose of each element.

Program Element	Purpose
Base Salary	Fixed amount that establishes a competitive base of compensation and recognizes the market value of the executive's talent portfolio.
Short-Term Cash Incentive
Variable compensation that aligns decision-making behavior with the needs of customers and the aspirations of the Company and its stockholders by providing a financial consequence for the achievement of results.
Long-Term Equity Incentive
Variable compensation that establishes an ownership portion of total compensation that extends the executive's decision-making vision beyond the current year to long-term growth and prosperity. Forges a direct link between executive and stockholder interests by transforming executives into stockholders.
Retirement Programs	Provides savings for retirement.
Other Programs	Provides our NEOs with access to the same health and welfare benefit plans and fringe benefit programs generally available to all other employees.

Process for Executive Officer Compensation Decisions

  Role of the Compensation Committee

        In accordance with its Charter, the role of the Compensation Committee is to evaluate the performance of our management team in light of stated Company goals and objectives and determine the CEO's compensation level based on this evaluation. The Compensation Committee also makes such modifications as it deems appropriate to the CEO's recommendations regarding the compensation of our other NEOs (see "—Role of the Chief Executive Officer" below) and requests approval by the Board.

  Role of the Chief Executive Officer

        The CEO is responsible for reviewing the compensation of our other NEOs in light of their performance and the competitive market. Annual bonuses (if any) and any competitively necessary adjustments to annual salary are included in a recommendation to the Compensation Committee.

  Role of Other Named Executive Officers

        Other than the CEO, our NEOs do not, either individually or as a group, play a direct role in determining executive compensation.

 Executive Compensation Program Elements

  Annual Salary

        Annual salary is the core component of market competitiveness. Executives are valued for their experience, skills and relationships, and salary is used to acknowledge the strengths each executive possesses in these areas. Other compensation components are typically established as target amounts expressed as a percentage of the annual salary. It is therefore critical that annual salary keep pace with changes in the talent market as well as with growth in the executive's individual talent portfolio.

        Annual salary for our CEO is set by the Compensation Committee. Our CEO recommends the annual salaries for our other NEOs to the Compensation Committee, and the actual amounts are ultimately subject to approval by the Board. The 2013 annual salaries for our NEOs, which were not changed during 2013, were as follows:

Name	2013 Annual Salary
Jay Levine	$400,000
Minchung (Macrina) Kgil	$350,000
John C. Anderson	$350,000
Bradford D. Borchers	$300,000
David P. Hogan	$300,000

  Short-Term Cash Incentive

        In accordance with established process, early in the year our CEO makes a recommendation to the Compensation Committee regarding bonus awards for the other NEOs for their performance during the prior fiscal year. The Compensation Committee evaluates the recommendation of the CEO, approves bonus awards, if any, with any modifications it deems appropriate, and makes a recommendation to the Board regarding the bonus awards for our NEOs other than the CEO. Our Board makes the final determination regarding these bonus awards. The decision regarding bonuses is based on performance against established goals for the prior fiscal year.

        As recognition of the performance of Ms. Kgil and Messrs. Borchers and Hogan in executing our growth strategy, diversifying and reducing cost of funds, managing non-interest expenses, and winding down our non-core activities, the CEO recommended that the Compensation Committee authorize the payment of cash bonuses to those individuals. The Compensation Committee then reviewed that recommendation and presented it to our Board. The Board approved the following bonus payments to these individuals, which are also set forth in the "Bonus" column of the Summary Compensation Table for 2013 below.

Name	2013 Short-Term Cash Incentive
Minchung (Macrina) Kgil	$175,000
Bradford D. Borchers(1)	$450,000
David P. Hogan(2)	$350,000

(1)
Includes discretionary bonus for a performance period that included 2012 and part of 2013 ($250,000), plus an additional discretionary bonus for 2013 performance ($200,000).

(2)
Includes discretionary bonus for a performance period that included 2012 and part of 2013 ($150,000), plus an additional discretionary bonus for 2013 performance ($200,000).

        The Board determined that these amounts were appropriate because they complete a competitive compensation package that is commensurate with the value created by the executive team's achievement of applicable performance objectives.

        Messrs. Levine and Anderson did not receive short-term cash incentive payments in respect of 2013, but instead received the payments and benefits described below under "—Payments and Benefits to Messrs. Levine and Anderson."

  Long-Term Equity Incentive

        In conjunction with our IPO, Ms. Kgil and Messrs. Borchers and Hogan received grants of restricted stock units ("RSUs") under the Springleaf Holdings, Inc. 2013 Omnibus Incentive Plan (the "Omnibus Incentive Plan"). The RSUs represent shares of the Company's common stock that are to be delivered to the executive if he or she is still employed by the Company when the specified timing restrictions have lapsed. The RSUs generally vest in four equal annual installments beginning in January 2015, subject to the executive's continued employment through the specified vesting date.

        The following table sets forth information concerning grants of RSUs relating to our common stock that were made to Ms. Kgil and Messrs. Borchers and Hogan in connection with our IPO, and the grant date fair value of the shares granted to them is set forth in the "Stock Awards" column of the Summary Compensation Table for 2013 below.

Name	Number of RSUs
Minchung (Macrina) Kgil	117,647
Bradford D. Borchers	117,647
David P. Hogan	117,647

        We determined that this amount was appropriate because it provides recognition of the teamwork required of them in the successful IPO and creates a meaningful alignment of their interests with those of stockholders.

        Messrs. Levine and Anderson did not receive any RSUs under the Omnibus Incentive Plan at the time of the IPO, but instead received the payments and benefits described below under "—Payments and Benefits to Messrs. Levine and Anderson."

  Termination Benefits and Policies

        Our NEOs, except for Mr. Levine, are eligible to participate in our general severance plan, which applies to all employees. This practice provides for severance based upon an employee's length of service and current annual salary. Mr. Levine is eligible to receive the termination benefits as described in his employment agreement (see "—Employment Agreement with Jay Levine" below for additional information).

  Retirement Benefits

        All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan (the "401(k) Plan"). We match a percentage of each participant's contributions to the 401(k) Plan.

        Our defined benefit plans include a tax-qualified pension plan (the "Retirement Plan") and an Excess Retirement Income Plan (a "restoration" plan) (the "Excess Plan") (collectively the "Pension Plans"). Each of these Pension Plans provides for a yearly benefit based on years of service and average final salary. These Pension Plans and their benefits are described in greater detail below in "—Pension Benefits for 2013." As of December 31, 2012, the Retirement Plan and the Excess Plan were frozen with respect to both salary and service levels to prevent future increases in the benefit liabilities established under the applicable Pension Plan. The Company continues to have a liability to fund the Retirement Plan's trust to the extent the assets in the trust are less than liabilities for benefits.

  Welfare and Other Indirect Benefits

        All of our NEOs participate in the same health and welfare benefit plans and fringe benefit programs generally available to all other employees.

Payments and Benefits to Messrs. Levine and Anderson

        In addition to the payments and benefits described above, Messrs. Levine and Anderson received the following in 2013.

  Grant of Restricted Stock Units Relating to Springleaf Holdings, Inc. Common Stock

        On September 30, 2013, each of Messrs. Levine and Anderson received a grant of fully vested restricted stock units from our predecessor, Springleaf Holdings, LLC. The purpose of these grants is to create a significant ownership stake for Messrs. Levine and Anderson in the Company in order to retain their expertise and service on behalf of the Company and to align their long-term financial interests with those of the Company and its stockholders. These restricted stock units were settled in shares of our common stock in October 2013 and generally cannot be sold or otherwise transferred for five years following the settlement date, except to the extent necessary to satisfy certain tax obligations.

        This grant of restricted stock units was made prior to the completion of our IPO and was not made pursuant to the Omnibus Incentive Plan. As a result, the shares of our common stock that were delivered in respect of these restricted stock units are deemed "restricted securities" as such term is defined under Rule 144 ("Rule 144") of the Securities Act of 1933 (the "Securities Act"), and will only be eligible for public sale if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144.

        The number of restricted stock units granted is set forth in the following table. The value of the shares as of the date of grant is set forth in the "Stock Awards" column of the Summary Compensation Table for 2013 below.

Name	Number of Restricted Stock Units
Jay N. Levine	4,895,833
John C. Anderson	2,447,917

  Grant of Springleaf Financial Holdings, LLC Incentive Units

        On October 9, 2013, Messrs. Levine and Anderson each received a grant of SFH incentive units (the "Incentive Units"). These Incentive Units are profits interests that will only provide Messrs. Levine and Anderson with benefits (in the form of distributions) if SFH makes distributions to one or more of its common members that exceed specified threshold amounts. These Incentive Units held by Messrs. Levine and Anderson are entitled to vote together with SFH common units as a single class on all matters.

        Messrs. Levine and Anderson are generally only entitled to receive distributions in respect of these Incentive Units if they are employed by us or one of our affiliates on, and have not given or received notice of termination of such employment as of, the date the distribution is paid. No distributions will be provided to Messrs. Levine or Anderson in respect of the Incentive Units following their respective terminations of employment for any reason other than death, in which case their respective beneficiaries will be entitled to any distributions made in respect of the Incentive Units following the date of death.

        Should distributions be granted based upon the Incentive Units, they will be reported in the Summary Compensation Table for the year in which any such distributions occur.

Employment Agreement with Jay Levine

        On September 30, 2013, SFI and Springleaf General Services Corporation entered into an employment agreement with Jay Levine pursuant to which he serves as our President and Chief Executive Officer. The initial term of the agreement expires on December 31, 2015, and the agreement will automatically be renewed for additional one-year terms thereafter unless either party provides notice of non-renewal to the other at least 90 days before expiration of the then-current term.

        Mr. Levine's employment agreement provides that Mr. Levine receives an annual base salary of $400,000 and will be eligible to participate in our annual cash incentive pool that we intend to implement, which will provide certain of our employees, including our NEOs, with the ability to earn annual cash incentive bonuses based on the achievement of specified performance criteria. The agreement also provides that Mr. Levine is eligible to participate in all retirement and welfare benefit plans and paid-time off policies as are made available by us to our senior executives.

        Mr. Levine's employment agreement also provides that if his employment is terminated by us without "cause" (as defined in the agreement) or by Mr. Levine for "good reason" (as defined in the agreement and summarized below), and if Mr. Levine executes a general release of claims in a form acceptable to us and continues to comply with all applicable restrictive covenants, he will receive (i) continued base salary payments for 12 months, and (ii) a pro-rated annual bonus for the year of termination, based on the average of the annual bonuses paid to him for the three years prior to termination (or such lesser number of years for which he received a non-zero annual bonus, if applicable).

        Mr. Levine's employment agreement provides that he will not compete with us for one year following notice of his termination of employment for any reason. In addition, the agreement provides that Mr. Levine will not solicit our employees, consultants, independent contractors, service providers, or current or prospective clients or customers for two years following the termination of his employment for any reason. The agreement also contains standard perpetual provisions relating to confidentiality, intellectual property and non-disparagement.

        For purposes of Mr. Levine's employment agreement, "good reason" means, in summary, (i) a substantial and sustained diminution in his authority or responsibility, (ii) a reduction of his base salary or bonus opportunity (other than an across-the-board reduction of less than 10% for all senior management), (iii) relocation of his principal location of employment by more than 25 miles, (iv) his removal as CEO or as a member of our Board, (v) failure to pay him compensation when due, or (vi) our failure to renew the term of the agreement.

Risk Considerations

        In reviewing proposed variable compensation programs for executives and other employees, the Compensation Committee must balance the business risks inherent in the program design to ensure they encourage responsible investment of our resources and do not unintentionally reward imprudent risk-taking. The Compensation Committee does not approve any plan or program containing any provision that it believes could induce executives or other employees to assume unreasonable levels of risk relating to the business. Total compensation for our NEOs includes establishment of a sufficiently significant stake in Company stock in order to balance annual incentives with a long-term view of the Company's health and growth. The Compensation Committee does not believe that our executive and employee compensation programs encourage or reward behavior that would be detrimental to the Company or its stockholders.

Tax Considerations

        At the time when Section 162(m) of the IRC becomes applicable to us, annual compensation in excess of $1 million paid to individuals who are "covered employees" will not be deductible by us unless it is "performance-based compensation" or meets another applicable exemption from the limitation. The Compensation Committee may authorize payments or awards to eligible participants who are covered employees (or to individuals whom the Compensation Committee believes may become covered employees) that are intended to qualify as performance-based compensation under Section 162(m) of the IRC, to the extent it is applicable to us. To qualify, the exercisability and/or payment of such awards generally must be subject to the achievement of performance criteria based upon one or more performance goals set forth in the applicable plan document and to certification of such achievement in writing by the Compensation Committee. The performance criteria will be established in writing by the Compensation Committee not later than the time period prescribed under Section 162(m) of the IRC.

        In order to compete effectively for executive-level talent, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:
Roy A. Guthrie, Chairman Ronald M. Lott

2013 Executive Compensation

        The following tables contain compensation information with respect to our NEOs for 2013. As described above in "Executive Compensation—Compensation Discussion and Analysis—Introduction," SHI is a newly formed entity, and therefore the 2012 and 2013 compensation presented below in respect of the NEOs was determined in accordance with policies and practices initially developed by SFI and SFC in respect of services that the NEOs provided to SHI's subsidiaries, including SFI and SFC.

Summary Compensation Table for 2013

        The table below summarizes information regarding 2013 and 2012 compensation, as applicable, for each of our NEOs.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Jay N. Levine	2013	400,000	—	78,333,328	—	10,200	78,743,528
President Chief Executive Officer	2012	476,923	—	—	29,351	94,008	600,282
Minchung (Macrina) Kgil	2013	350,000	175,000	1,999,999	—	10,200	2,535,199
Senior Vice President Chief Financial Officer
John C. Anderson	2013	350,000	—	39,166,672	—	10,200	39,526,872
Executive Vice President, Capital Markets	2012	350,000	—	—	28,593	82,469	461,062
Bradford D. Borchers	2013	300,000	450,000	1,999,999	—	10,300	2,760,299
Executive Vice President	2012	250,000	120,000	—	184,502	4,500	559,002
David P. Hogan	2013	300,000	350,000	1,999,999	—	210,300	2,860,299
Senior Vice President, Chief Risk & Analytics Officer

(1)
The amounts in this column reflect cash base salary.

(2)
The amounts in this column generally represent annual cash bonuses paid the NEOs in respect of performance for the applicable year, except that the amounts listed in 2013 for Messrs. Borchers and Hogan consist in part of amounts paid in respect of a performance period that commenced in 2012 and ended in 2013, as described in "—Compensation Discussion and Analysis—Executive Compensation Program Elements—Short-Term Cash Incentive."

(3)
The amounts in this column represent the grant date fair value of fully vested restricted stock units granted to Messrs. Levine and Anderson prior to the completion of our IPO that were settled in shares of our common stock in October 2013, and RSUs granted to Ms. Kgil and Messrs. Borchers and Hogan in conjunction with the IPO, in each case computed in accordance with FASB ASC Topic 718. For a summary of the assumptions used in the valuation of these awards, please see note 21 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)
The amounts in this column for 2012 reflect the actuarial increase in the present value of the pension benefits under our Pension Plans for Messrs. Levine, Borchers and Anderson, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. The actual change in pension values for 2013 was negative for Messrs. Levine ($3,907), Borchers ($104,346), and Anderson ($2,976). There were no above-market earnings on deferred compensation under the non-qualified deferred compensation programs. The Pension Plans were frozen effective as of December 31, 2012, prior to eligibility for Ms. Kgil and Mr. Hogan. These amounts were calculated using discount rates of 3.99% for the Retirement Plan and 3.41% for the Excess Plan as of December 31, 2012, and discount rates of 4.85% for the Retirement Plan and 4.28% for the Excess Plan as of December 31, 2013.

(5)
For 2013, the amounts in this column include (i) an employer match equal to $10,200 contributed to our 401(k) Plan for each of our NEOs, (ii) health reimbursement arrangement (HRA) contributions equal to $100 for Messrs. Borchers and Hogan, and (iii) a cash payment made to Mr. Hogan as an offset for his loss of equity from a prior employer.

 Grants of Plan Based Awards for 2013

        The following table summarizes the equity awards we made to our NEOs in 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Equity-based Awards ($)
Jay N. Levine	9/30/2013	4,895,833	(1)	78,333,328
Minchung (Macrina) Kgil	10/15/2013	117,647	(2)	1,999,999
John C. Anderson	9/30/2013	2,447,917	(1)	39,166,672
Bradford D. Borchers	10/15/2013	117,647	(2)	1,999,999
David P. Hogan	10/15/2013	117,647	(2)	1,999,999

(1)
Represents fully vested restricted stock units granted to Messrs. Levine and Anderson prior to the completion of our IPO. The restricted stock units were settled in shares of our common stock in October 2013. Such shares of common stock generally cannot be sold or otherwise transferred for five years following the settlement date, except to the extent necessary to satisfy certain tax obligations. The amounts in this column do not include fully vested restricted stock units with a grant date fair value of $13,5000,000 that were subsequently granted to an individual who is not an NEO.

(2)
Represents RSUs granted to Messrs. Borchers and Hogan and Ms. Kgil under the terms of our Omnibus Incentive Plan in conjunction with our IPO. These RSUs will vest in four equal annual installments beginning in January 2015, subject to the holder's continued service through the specified vesting date.

Outstanding Equity Awards at Fiscal Year End for 2013

        The following table summarizes the equity awards made to our NEOs that were unvested and outstanding as of December 31, 2013.

Name	Stock Awards Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Jay N. Levine	—		—
Minchung (Macrina) Kgil	117,647	(1)	2,974,116
John C. Anderson	—		—
Bradford D. Borchers	117,647	(1)	2,974,116
David P. Hogan	117,647	(1)	2,974,116

(1)
Represents RSUs granted under the Omnibus Incentive Plan in conjunction with our IPO. These RSUs will vest in four equal annual installments beginning in January 2015, subject to the holder's continued service through the specified vesting date. The Market Value reflects the December 31, 2013, closing market price of $25.28 per share.

Option Exercises and Stock Vested for 2013

        No options were exercised by our NEOs and no equity awards held by our NEOs vested during 2013, except as described below.

        As described above under "—Compensation Discussion and Analysis—Payments and Benefits to Messrs. Levine and Anderson" and reported in the Summary Compensation Table for 2013 and Grants of Plan-Based Awards for 2013, on September 30, 2013, each of Messrs. Levine and Anderson received a grant of restricted stock units from our predecessor, Springleaf Holdings, LLC, that were fully vested on the date of grant. These restricted stock units were settled in shares of our common stock in October 2013, and generally cannot be sold or otherwise transferred for five years following the settlement date, except to the extent necessary to satisfy certain tax obligations.

Pension Benefits for 2013

        The following table details the accumulated benefits for our NEOs under the Pension Plans. The Pension Plans were frozen effective December 31, 2012. No additional participants will be allowed entry into the plans and no additional creditable service will be awarded after December 31, 2012. In accordance with SEC rules, the accumulated benefits are presented as if they were payable upon the NEO's normal retirement at age 65. None of the NEOs has been granted extra years of credited service under the Pension Plans described above.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During 2013 ($)
Jay N. Levine	Retirement Plan	0.750	20,226	0
	Excess Plan	0.750	5,218	0

	Total		25,444	0
Minchung (Macrina) Kgil	Retirement Plan	0.000	0	0
	Excess Plan	0.000	0	0

	Total		0	0
John C. Anderson	Retirement Plan	0.750	25,617	0
	Excess Plan	0.000	0	0

	Total		25,617	0
Bradford D. Borchers	Retirement Plan	28.000	518,309	0
	Excess Plan	28.000	109,818	0

	Total		628,127	0
David P. Hogan	Retirement Plan	0.000	0	0
	Excess Plan	0.000	0	0

	Total		0	0

(1)
Assumptions used in the calculation of the present value of accumulated benefits include: (i) discount rates of 4.85% for the Retirement Plan and 4.28% for the Excess Plan; (ii) 2014 Pension Protection Act static annuitant mortality tables, post retirement only; and (iii) normal retirement age, or current age if older.

  Pension Plan Benefit Formulas

        The Retirement Plan and Excess Plan formulas range from 0.925 percent to 1.425 percent times average final compensation for each year of credited service accrued from April 1, 1985 to December 31, 2012, up to 44 years, and 1.25 percent to 1.75 percent times average final compensation of a participant for each year of credited service accrued prior to April 1, 1985, up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

        For purposes of both the Retirement Plan and the Excess Plan, average final compensation is the average annual pensionable salary of a participant during those three consecutive years in the last ten years of credited service, prior to the Pension Plans being frozen, that afford the highest such average. Final average compensation does not include amounts attributable to overtime pay, supplemental cash incentive payments, annual cash bonuses or long-term incentive awards, except for the branch operations incentive plan.

  Death and Disability Benefits

        Each of the Retirement Plan and the Excess Plan also provides for death and disability benefits. The Retirement Plan and the Excess Plan generally provide a death benefit to active participants who die before age 65 equal to 50 percent of the benefit the participant would have received if he or she had terminated employment on the date of death, survived until his or her earliest retirement date and elected a 50 percent joint and survivor annuity.

        Under the Retirement Plan and the Excess Plan, participants continued to accrue credited service through December 31, 2012 while receiving payments under SFI's sponsored long-term disability plan or during periods of unpaid medical leave before reaching age 65 if they had at least ten years of service when they become disabled. Participants who had less than ten years of credited service when they become disabled continued to accrue credited service for a maximum of three additional years but no later than December 31, 2012.

        As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Excess Plan is reduced by amounts payable under the Retirement Plan.

Potential Payments and Benefits Upon Termination

        The following table shows the payments and benefits that our NEOs would have been eligible to receive from us if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2013. Additional information about Pension Plan benefits payable upon certain terminations is provided in "—Pension Benefits for 2013" above.

Name	Severance(1) ($)	Pension Plan Credit(2) ($)	Unvested Equity Awards(3) ($)	Total ($)
Jay N. Levine
Resignation	—	—	—	—
Involuntary Termination without Cause	400,000	—	—	400,000
Involuntary Termination with Good Reason(4)	400,000	—	—	400,000
Death	—	—	—	—
Disability	—	—	—	—
Retirement	—	—	—	—
Change In Control(5)	—	—	—	—
Minchung (Macrina) Kgil
Resignation	—	—	—	—
Involuntary Termination without Cause	33,654	—	743,535	777,189
Involuntary Termination with Good Reason	—	—	—	—
Death	—	—	2,974,116	2,974,116
Disability	—	—	2,974,116	2,974,116
Retirement	—	—	—	—
Change In Control(5)	—	—	2,974,116	2,974,116
John C. Anderson
Resignation	—	—	—	—
Involuntary Termination without Cause	40,385	—	—	40,385
Involuntary Termination with Good Reason	—	—	—	—
Death	—	—	—	—
Disability	—	—	—	—
Retirement	—	—	—	—
Change In Control(5)	—	—	—	—
Bradford D. Borchers
Resignation	—	620,020	—	620,020
Involuntary Termination without Cause	184,615	620,020	743,535	1,548,170
Involuntary Termination with Good Reason	—	620,020	—	620,020
Death	—	304,912	2,974,116	3,279,028
Disability	—	628,127	2,974,116	3,602,243
Retirement	—	620,020	—	620,020
Change In Control(5)	—	—	2,974,116	2,974,116

Name	Severance(1) ($)	Pension Plan Credit(2) ($)	Unvested Equity Awards(3) ($)	Total ($)
David P. Hogan
Resignation	—	—	—	—
Involuntary Termination without Cause	28,846	—	743,535	772,381
Involuntary Termination with Good Reason	—	—	—	—
Death	—	—	2,974,116	2,974,116
Disability	—	—	2,974,116	2,974,116
Retirement	—	—	—	—
Change In Control(5)	—	—	2,974,116	2,974,116

(1)
Based on standard severance policy and NEO service as of 12/31/2013, except for Mr. Levine, where it is based on the terms of his employment agreement.

(2)
Assumptions used in calculating these amounts include: (i) discount rates of 4.85% for the Retirement Plan and 4.28% for the Excess Plan as of 12/31/2013; (ii) 2014 Pension Protection Act static annuitant mortality tables, post retirement only; (iii) all termination benefits, except disability benefits, are discounted assuming earliest retirement date; (iv) death benefit includes 50% spouse discount and is based upon age of spouse; and (v) disability benefits are assumed to commence at age 65. Only Mr. Borchers has reached the vesting date for these benefits.

(3)
The RSU award agreements for the applicable NEOs and the Omnibus Incentive Plan provide for the following treatment: (i) upon a termination without cause, accelerated vesting of the tranche of restricted stock units scheduled to vest on the next applicable vesting date, and (ii) upon death, disability or a change in control (as described below), accelerated vesting of all outstanding RSUs.

(4)
"Good reason" is defined in Mr. Levine's employment agreement, as described above in "Compensation Discussion and Analysis—Employment Agreement with Jay Levine."

(5)
For purposes of the Omnibus Incentive Plan, "change in control" means, in summary, an event or series of events after which Fortress and its affiliates own less than 40% of the voting stock of the Company, other than (i) an acquisition, merger, sale of assets or similar transaction involving the Company following which Fortress or its affiliates directly or indirectly own at least 30% of the voting stock of, and continue to be the largest stockholder of, the Company or the surviving entity, (ii) an initial public offering of the stock of the Company or any of its direct or indirect parents, without regard to the percentage of Company stock held by Fortress or its affiliates following such offering, or (iii) if at any time following such initial public offering, Fortress and its affiliates continue to hold at least 30% of the voting stock of, and continue to be the largest stockholder of, the Company or such direct or indirect parent.

Compensation of Directors

        Each of our independent directors receives an annual fee of $50,000, payable in quarterly installments. In addition, an annual fee of $10,000 is paid to each member of the Audit Committee, and an annual fee of $5,000 is paid to each member of the NCG Committee, the Compensation Committee and the Compliance Committee. The chairman of the Audit Committee receives an additional annual fee of $15,000. The chairpersons of the NCG Committee, the Compensation Committee and the Compliance Committee each receive an additional annual fee of $5,000. Fees to independent directors may be made by issuance of our common stock, based on the value of common stock at the date of grant, rather than in cash, provided that any such issuance does not prevent a director from being independent and the shares are granted pursuant to a stockholder approved plan. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings. In addition, in connection with the IPO, each of our independent directors was granted a number of restricted common shares equal in value to $200,000, based on the fair market value of our common stock on the date of grant. These restricted shares will become vested in three portions on each of the first three anniversaries of the grant date (33.3%, 33.3% and 33.4%, respectively), provided the director is still serving as of the applicable vesting date. Our affiliated directors, Messrs. Levine and Edens, are not separately compensated by us for their Board or committee service.

Director Compensation Table for 2013

        The total 2013 compensation of our non-employee directors is shown in the following table. We do not separately compensate our directors who also are employed by us or who are otherwise affiliated with us. The fees shown reflect fees paid by SFI/SFC before the IPO, and fees paid by SHI after the IPO.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Roy A. Guthrie	87,500	200,005	287,505
Douglas L. Jacobs	91,250	200,005	291,255
Anahaita Kotval	81,250	200,005	281,255
Wesley R. Edens(3)	—	—	—
Ronald M. Lott	4,239	199,985	204,224

(1)
Represents fees paid by SHI, and by SFI/SFC prior to SHI's IPO. The fees are broken down as follows: Guthrie (Board $68,750; Audit Committee $8,750; Compensation Committee $1,250; Compliance Committee $8,750); Jacobs (Board $68,750; Audit Committee $13,750; Compliance Committee $8,750); Kotval (Board $68,750; Audit Committee $1,250; NCG Committee $1,250; Compliance Committee $10,000); Lott (Board $3,533; Compensation Committee $353; NCG Committee $353). Due to a clerical error, Mr. Guthrie and Ms. Kotval were not paid an additional $1,250 for service on the Audit Committee, which should have been paid in 2013. The error was corrected and they each received an additional $1,250 payment in January 2014.

(2)
Represents the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," excluding the effect of estimated forfeitures during the applicable vesting periods, of restricted stock awards granted to the independent directors. The stock awards represent restricted stock awards of Springleaf common stock to each independent director (11,765 as of October 16, 2013 for Messrs. Guthrie and Jacobs and Ms. Kotval, and 9,161 as of December 5, 2013 for Mr. Lott), which awards vest in installments of 33.3%, 33.3% and 33.4%, respectively, on the first three anniversaries of the grant date. These awards were made under the terms of the Omnibus Incentive Plan.

(3)
Mr. Edens is not an independent director (he is affiliated with Fortress) and, as such, receives no compensation from Springleaf for his service as a director of Springleaf.

Compensation Committee Interlocks and Insider Participation

        In November 2010, an affiliate of Fortress indirectly acquired an 80% economic interest in SFI from an affiliate of American International Group, Inc. ("AIG") (the "Fortress Acquisition"). Prior to the Fortress Acquisition, we did not have a separately-designated standing Compensation Committee; therefore, compensation decisions regarding our CEO were made by AIG, and compensation decisions regarding other executive officers and directors were made by our CEO, with input from managers. Subsequent to the Fortress Acquisition and prior to the establishment of a Compensation Committee of the Board, compensation decisions regarding our CEO and directors were made by principals of Fortress, including by our director, Wesley R. Edens, and compensation decisions regarding our other executive officers were made by our CEO. All of the compensation decisions regarding our executive officers, other than the CEO, and directors for 2011, 2012 and 2013 were approved by the Compensation Committee and the Board.

        None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Compensation Committee.

Equity Compensation Plan Information

        The following table set forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plan approved by security holders	n/a	n/a	10,095,171
Equity compensation plan not approved by security holders	n/a	n/a	n/a
Total	n/a	n/a	10,095,171

(1)
Not applicable, as we have not granted options, warrants or rights under our equity compensation plans. As of December 31, 2013, 44,456 restricted shares and 1,323,540 RSUs granted to our directors and employees, respectively, under our Omnibus Incentive Plan were unvested and outstanding. Such restricted shares and RSUs are not reflected in this table.

(2)
Represents the 10,095,171 shares of our common stock that remain available for issuance under our Omnibus Incentive Plan as of December 31, 2013. Under the terms of our Omnibus Incentive Plan, the number of shares available for issuance increases annually on the first day of each fiscal year beginning in 2014 by a number of shares of common stock equal to the excess of 10% of the number of outstanding shares on the last day of the immediately preceding fiscal year, over the number of shares reserved and available for issuance under the Omnibus Incentive Plan as of the last day of the immediately preceding fiscal year.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        In accordance with Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs (as defined above) (commonly referred to as "say on pay"), as such compensation is described in the Compensation Discussion and Analysis section, along with the compensation tables, footnotes and narrative disclosures that accompany those tables.

        Accordingly, the following resolution will be submitted for a shareholder approval at the Annual Meeting:

        "RESOLVED, that the stockholders of Springleaf Holdings, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers as described in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the Summary Compensation Table for 2013 and the related tables and disclosures."

        Stockholders are urged to read the "Compensation Discussion and Analysis" section and the "Summary Compensation Table for 2013" and related tables and disclosures under the heading "Executive Compensation," which provide more detail about our executive compensation policies and practices for our Named Executive Officers.

        Our executive compensation programs are designed to attract, motivate and retain key executives, and to align the interests of executive officers with the long-term interests of the Company's stockholders. We believe that our compensation programs link NEO compensation to performance and stockholder interests.

        While this vote is non-binding, the Board and Compensation Committee value the views of stockholders and intend to consider the outcome of the vote, as appropriate, in making future compensation decisions for NEOs.

The Board recommends a vote FOR the approval of the compensation of our Named Executive Officers, as such compensation is described in the Compensation Discussion and Analysis section, the Summary Compensation Table for 2013 and the related tables and disclosures.

PROPOSAL 3
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

        Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, also contains a provision enabling stockholders, on an advisory basis, to indicate how frequently future advisory votes on compensation for NEOs should occur. This provision, commonly referred to as "say on pay frequency," requires that advisory votes occur not less frequently than once every three years. You may elect to have the vote held every year, every two years or every three years, or you may abstain.

        The Board recommends that you vote in favor of an advisory vote on NEO compensation every three years because the Board believes that investor feedback is more useful if stockholders have a reasonable period of time to judge the success of a compensation program. Although this vote is advisory and not binding, the Board and Compensation Committee highly value the opinions of stockholders and will consider the outcome of the vote when determining the frequency of future advisory votes on NEO compensation.

The Board recommends a vote for the option of once every three years as the frequency with which stockholders are provided an advisory vote to approve Named Executive Officer compensation.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement

General

        On October 15, 2013, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with the Initial Stockholder. As discussed further below, the Stockholders Agreement provides certain rights to the Initial Stockholder and Fortress with respect to the designation of directors for nomination and election to the Board, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholder and Fortress and its affiliates and permitted transferees. As used in the Stockholders Agreement, "Fortress Affiliate Stockholder" means (a) any director of the Company who may be deemed an affiliate (within the meaning of Rule 12b-2 of the Exchange Act, except by reason of investment in the Company) of Fortress, (b) any director or officer of Fortress, and (c) any investment funds (including any managed accounts) managed directly or indirectly by Fortress or its affiliates. "Stockholders" includes the Initial Stockholder, each Fortress Affiliate Stockholder and permitted transferees.

        Our Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our Restated Certificate of Incorporation or Bylaws in effect as of the date of the Stockholders Agreement (a) that would add restrictions to the transferability of our shares by the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees which are beyond those provided for in our Restated Certificate of Incorporation, the Stockholders Agreement or applicable securities laws, or (b) that nullify the rights set out in the Stockholders Agreement of the Initial Stockholder, any Fortress Affiliate Stockholder or their permitted transferees unless such amendment is approved by such Stockholder.

Designation and Election of Directors

        The Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by such Stockholder, and, with respect to us, including in the slate of nominees recommended by the Board those individuals designated by Fortress) so as to elect to the Board, and to cause to continue in office, not more than six directors (or such other number as Fortress may agree to in writing), of whom, at any given time:

  •
  a number of directors equal to a majority of the Board, plus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, at least 30% of our voting power;

  •
  a number equal to a majority of the Board, minus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 30% but at least 20% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress's proportional representation on the Board shall be individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 20% but at least 10% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate two directors; and

  •
  a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress's proportional representation on the Board shall be an individual designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress' proportionate interest in shares of our common stock held by the Initial Stockholder, less than 10% but at least 5% of our voting power, provided that if the Board consists of six or fewer directors, then Fortress shall have the right to designate one director.

        In accordance with the Stockholders Agreement, Fortress has designated Messrs. Edens, Guthrie, Jacobs and Lott, and Ms. Kotval, for election to our Board.

Indemnification

        The Stockholders Agreement provides that we will indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

  •
  the ownership or the operation of our assets or properties and the operation or conduct of our business; and

  •
  any other activities we engage in.

        In addition, we have agreed to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to misstatements in or omissions from the registration statement filed in connection with our IPO, and any other registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholder for use in the preparation of that registration statement or report.

Registration Rights

        Demand Rights.    Under our Stockholders Agreement, each Stockholder (as such term is used therein) has, for so long as such Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock (whether owned at the time of this offering or subsequently acquired) equal to or greater than 1% of our shares of common stock issued and outstanding immediately after the consummation of our IPO (a "Registrable Amount"), "demand" registration rights that allow the Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time after 180 days following the date of the Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a "firm commitment" underwritten offering to which the requestor held "piggyback" rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.

        Piggyback Rights.    Under our Stockholders Agreement, for so long as Stockholders (as such term is used therein) beneficially own a Registrable Amount and subject to certain other conditions, Stockholders have "piggyback" registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These "piggyback" registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

        Shelf Registration.    Under our Stockholders Agreement, we granted to the Initial Stockholder or any of its respective permitted transferees, for so long as the Initial Stockholder, together with Fortress and its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, may elect to participate in such shelf registrations within five days after notice of the registration is given.

        Indemnification; Expenses; Lock-ups.    Under our Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling Stockholder's misstatement or omission, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. We have entered into, and have caused our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees.

        Observer Rights.    Under our Stockholders Agreement, for so long as the Stockholders have at least 10% of our voting power, Fortress shall have the right to designate up to two non-voting representatives to attend meetings of our Board and committees of the Board.

Transactions with Affiliates of Fortress and AIG

Affiliates of Fortress or AIG

        SpringCastle.    On March 5, 2013, SpringCastle Acquisition LLC ("SCA"), a newly-formed joint venture in which Springleaf Acquisition Corporation, a wholly owned subsidiary of SFI, and NRZ Consumer LLC ("NRZ"), previously an indirect subsidiary of Newcastle, each held a 50% equity interest, entered into a definitive agreement to purchase a portfolio of loans from HSBC Finance Corporation and certain of its affiliates (collectively "HSBC") (the "SpringCastle Portfolio"). On April 1, 2013, BTO Willow Holdings, L.P. ("Blackstone") acquired a 23% equity interest in SCA, which reduced the equity interests of Springleaf Acquisition Corporation and NRZ to 47% and 30%, respectively. On May 15, 2013, Newcastle completed the spinoff of New Residential and its subsidiaries, including NRZ, which still retains its equity interest in SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC (each, a "Seller LLC" and collectively, the "Seller LLCs"). Newcastle and New Residential are managed by an affiliate of Fortress.

        The acquisition was completed on April 1, 2013, for a purchase price of $3.0 billion, at which time the SpringCastle Portfolio consisted of over 415,000 loans with an unpaid principal balance of $3.9 billion. The portfolio includes primarily unsecured personal loans, as well as loans secured by subordinate residential real estate mortgages (which we service as unsecured loans due to the fact that the liens are subordinated to superior ranking security interests).

        Immediately prior to the completion of the SpringCastle Portfolio acquisition, SCA assigned its right to purchase the SpringCastle Portfolio to the Seller LLCs, which, in turn, immediately sold the SpringCastle Portfolio to SpringCastle America Funding, LLC, SpringCastle Credit Funding, LLC and SpringCastle Finance Funding LLC (collectively the "Co-issuer LLCs"), and a loan trustee in connection with the securitization of the SpringCastle Portfolio on April 1, 2013. See Note 11 of the Notes to Unaudited Consolidated Financial Statements for the fiscal year ended December 31, 2013 for further information on the securitization transaction.

        As of April 1, 2013, SpringCastle Holdings, LLC, a wholly owned subsidiary of Springleaf Acquisition Corporation, NRZ and Blackstone, held a 47%, 30% and 23% equity interest in each Seller LLC, respectively. SpringCastle America, LLC holds a 100% equity interest in SpringCastle America Funding, LLC, SpringCastle Credit, LLC holds a 100% equity interest in SpringCastle Credit Funding, LLC and SpringCastle Finance, LLC holds a 100% equity interest in SpringCastle Finance Funding, LLC.

        On April 1, 2013, SFI entered into a servicing agreement with the Co-issuer LLCs and the loan trustee whereby SFI agreed to service the loans in the SpringCastle Portfolio effective on the servicing transfer date. In accordance with this agreement, we assumed the direct servicing obligations for the loans in September 2013.

        New Residential.    In February 2014, Third Street Funding LLC ("Third Street"), a special purpose vehicle wholly owned by SFC, offered $786.3 million of the American General Mortgage Loan Trust 2009-1 subordinate mortgage-backed certificates (the "2009-1 Retained Certificates") for sale in a competitive auction. On March 6, 2014, Merrill Lynch, Pierce, Fenner and Smith Incorporated ("MLPFS") was declared the winning bidder and Third Street entered into an agreement to sell all of its interest in the 2009-1 Retained Certificates to MLPFS for a price of $738.0 million. Concurrently, New Residential and MLPFS entered into an agreement pursuant to which New Residential agreed to purchase approximately 75% of the 2009-1 Retained Certificates. New Residential is managed by an affiliate of Fortress. Third Street completed the sale of the 2009-1 Retained Certificates on March 31, 2014.

        Secured Term Loan.    Springleaf Financial Funding Company ("SFFC"), an indirect wholly owned subsidiary, was party to a $3.8 billion secured term loan pursuant to a credit agreement among SFFC, SFC, substantially all of the consumer finance operating subsidiaries of SFC, and a syndicate of lenders, various agents, and Bank of America, N.A, as administrative agent. During 2013, SFFC made prepayments, without penalty or premium, and the initial loans under the secured term loan maturing in 2017 were fully repaid in October 2013. Affiliates of Fortress and affiliates of AIG owned or managed lending positions in the syndicate of lenders totaling $85.0 million at December 31, 2012. The secured term loan was paid in full on March 31, 2014.

        Subservicing and Refinance Agreements.    Nationstar subservices the real estate loans of MorEquity, Inc. and two of our other indirect subsidiaries (collectively, the "Owners"), including certain securitized real estate loans. Investment funds managed by affiliates of Fortress indirectly own a majority interest in Nationstar.

        The Owners paid Nationstar fees for its subservicing and to facilitate the repayment of our real estate loans through refinancings with other lenders as follows:

(dollars in thousands) Years Ended December 31,	2013	2012	2011
Subservicing fees	$8,544	$9,843	$9,910
Refinancing concessions	$291	$4,420	$6,556

        Investment Management Agreement.    Logan Circle Partners, L.P. ("Logan Circle") provides investment management services for our investments. Logan Circle is a wholly owned subsidiary of Fortress. Costs and fees incurred for these investment management services totaled $1.1 million in 2013 and $1.2 million in 2012.

        Reinsurance Agreements.    Merit Life Insurance Co. ("Merit"), one of our indirect subsidiaries, enters into reinsurance agreements with subsidiaries of AIG, for reinsurance of various group annuity, credit life, and credit accident and health insurance where Merit reinsures the risk of loss. The reserves for this business fluctuate over time and, in some instances, are subject to recapture by the insurer. Reserves recorded by Merit for reinsurance agreements with subsidiaries of AIG totaled $45.6 million at December 31, 2013 and $46.8 million at December 31, 2012.

        Derivatives.    At December 31, 2012, our derivative financial instrument was with AIG Financial Products Corp. ("AIGFP"), a subsidiary of AIG. In July 2012, SFI posted $60.0 million of cash collateral with AIGFP as security for SFC's two remaining Euro swap positions with AIGFP and agreed to act as guarantor for the swap positions. In August 2012, one of the swap positions was terminated and the cash collateral was reduced by $20.0 million. Cash collateral with AIGFP totaled $40.0 million at December 31, 2012.

        On August 5, 2013, we terminated our remaining cross currency interest rate swap agreement with AIGFP and recorded a loss of $1.9 million in other revenues—other. The notional amount of this swap agreement totaled $416.6 million at August 5, 2013. Immediately following this termination, we had no derivative financial instruments. As a result of this termination, AIGFP returned the cash collateral of $40.0 million to SFI.

        In October 2013, we completed our IPO. The Initial Stockholder and Messers. Levine and Anderson sold 9,413,481 shares of common stock in the offering. No offering expenses were paid directly or indirectly to any of our directors or officers (or their associates), or persons owning ten percent or more of any class of our equity securities or to any other affiliate.

Related Party Transaction Policy and Procedures

        Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. We expect our officers and directors to review, approve and ratify transactions with related parties pursuant to the procedures outlined in a policy on related party transactions which we adopted in connection with our IPO. When considering potential transactions involving a related party that may require Board approval, our officers will notify our Board in writing of the proposed transaction, provide a brief background of the transaction and schedule a meeting with the full Board to review the matter. At such meetings, our Chief Executive Officer, Chief Financial Officer and other members of management, as appropriate, will provide information to the Board regarding the proposed transaction, after which the Board and management discuss the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the Board (or specified directors as required by applicable legal requirements) determines that the transaction is in the best interests of Company and its stockholders, it will vote to approve entering into the transaction with the applicable related party.

        Prior to the adoption of the written policy, we did not adopt a formal policy for reviewing related party transactions that were required to be disclosed under the SEC rules. The board of SFI reviewed related party transactions as deemed appropriate by members of the board of SFI, on a case by case basis, based on the particular facts and circumstances of each transaction and as required by law.

AUDIT FUNCTION

Report of the Audit Committee

        Management is responsible for the Company's overall financial reporting process. PricewaterhouseCoopers LLP is responsible for expressing opinions on the conformity of the Company's audited consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company's independent registered public accounting firm, including the approval of audit fees and any non-audit services provided by and fees paid to the independent registered public accounting firm.

        In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements and discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee:
Douglas L. Jacobs, Chairman Roy A. Guthrie Anahaita N. Kotval

Independent Registered Public Accounting Firm Fees

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for 2012 and 2013:

	2012	2013
Audit Fees(1)	$4,403	$8,880
Audit-Related Fees(2)	207	112
Total Audit and Audit-Related Fees	4,610	8,992
Tax Fees	195	—
Total Fees	4,805	8,992

(1)
Audit fees in 2013 were primarily for the audits of SHI's and SFC's Annual Reports on Form 10-K for the year ended December 31, 2013; the audit of SHI's final prospectus related to the initial public offering of its common stock; quarterly review procedures in relation to SHI's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and SFC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013; statutory audits of insurance subsidiaries of SFC;

  and audits of other subsidiaries of SHI and SFC. Audit fees in 2012 were primarily for the audit of SFI's financial statements and SFC's Annual Report on Form 10-K for the year ended December 31, 2012; quarterly review procedures in relation to SHI's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and SFC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012; statutory audits of insurance subsidiaries of SFC; and audits of other subsidiaries of SHI and SFC.

(2)
Audit-related fees in 2013 were primarily due to audits of our 401(k) plans. Audit-related fees in 2012 were primarily due to the execution of three securitization transactions in 2012 and agreed upon procedures performed during 2012.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee must approve any fee for services to be performed by the Company's independent registered public accounting firm in advance of the service being performed. All services were pre-approved.

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of Springleaf for the year ending December 31, 2014. The Board is asking stockholders to ratify this appointment. Although SEC regulations and the NYSE listing requirements require Springleaf's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of the independent registered accounting firm will be re-considered by the Audit Committee.

        It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the meeting, will be available to respond to appropriate questions and will have an opportunity to make a statement should they desire.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Springleaf's independent registered public accounting firm.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of the most recent practicable date according to publicly available information, the beneficial ownership of shares of Springleaf common stock by: (a) each present director, including the nominees for re-election at the Annual Meeting; (b) the five most highly compensated executive officers serving during the 2013 year; (c) all directors and executive officers of Springleaf as a group; and (d) each stockholder known to Springleaf to beneficially own more than 5% of Springleaf common stock. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of Springleaf common stock or the individual has the right to acquire the shares within 60 days of April 20, 2014.

	Nature and Amount of Beneficial Ownership
Name	Shares Owned(1)	Percentage
Executive Officers and Directors
Jay N. Levine	3,000,000	2.61%
John C. Anderson	1,157,917	1.01%
Bradford D. Borchers	0	*
David P. Hogan	0	*
Minchung (Macrina) Kgil	0	*
Wesley R. Edens(2)	73,462,500	63.97%
Roy A. Guthrie	11,765	*
Douglas L. Jacobs	11,765	*
Anahaita N. Kotval	11,765	*
Ronald M. Lott	9,347	*
All present directors and executive officers as a group (10 persons)	77,665,059	67.63%
5% Stockholders
Springleaf Financial Holdings, LLC(3)	86,064,227	74.95%
FMR LLC(4)	6,000,000	5.22%

*
Indicates less than one percent.

(1)
Includes, with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares of restricted stock for which the indicated beneficial owners have no investment power (unvested restricted stock awards): Mr. Guthrie—11,765; Mr. Jacobs—11,765; Ms. Kotval—11,765; Mr. Lott—9,161; and all directors and executive officers as a group—44,456.

(2)
Includes 73,437,500 shares held by SFH, an entity in which certain private equity funds managed by Fortress have an 83.4% ownership interest. Mr. Edens is the Co-Chairman of the board of directors of Fortress and disclaims beneficial ownership of any of the shares held by SFH except to the extent of his indirect pecuniary interest in them.

(3)
FCFI Acquisition LLC ("FCFI") owns 83.4% of the voting interest in SFH. Fortress Investment Fund V (Fund A) L.P., Fortress Investment Fund V (Fund B) L.P., Fortress Investment Fund V (Fund C) L.P., Fortress Investment Fund V (Fund D), L.P., Fortress Investment Fund V (Fund E) L.P., Fortress Investment Fund V (Fund F) L.P. and Fortress Investment Fund V (Fund G) L.P. (collectively, the "Fund V Funds") collectively own 100% of FCFI. FIG LLC is the investment manager of each of the Fund V Funds. Fortress Operating Entity I LP ("FOE I") is the 100% owner of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly owned subsidiary of Fortress (collectively, the "Fortress Parties"). The address for the Fortress Parties is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. AIG Capital Corporation ("ACC") owns 15.6% of the voting interest in SFH and has the indirect right to vote, and in certain circumstances to cause the disposition of, 12,626,727 shares of Springleaf common stock. ACC is wholly owned by AIG (together with ACC, the "AIG Parties"). The address for the AIG Parties is c/o American International Group, Inc., 175 Water Street, New York, NY 10038.

(4)
As reported on a Schedule 13G filed on February 14, 2014, FMR LLC ("FMR") has sole voting power with respect to 1,824,760 shares and sole dispositive power of 6,000,000 shares. Members of the Edward C. Johnson 3d family together own approximately 49% of the voting power of FMR. Edward C. Johnson 3d is the Chairman of FMR. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,958,840 shares. Fidelity SelectCo, LLC ("SelectCo"), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 216,400 shares. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 32,440 shares. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,792,320 shares. The address for FMR is 245 Summer Street, Boston, MA 02210. The address for SelectCo is 1225 17th Street, Suite 1100, Denver, CO 80202. The address for PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Springleaf's directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely upon review of the copies of such forms furnished to the Company and written representations from its directors and executive officers, the Company believes that all Section 16(a) filing requirements were met during 2013.

 OTHER MATTERS

        The Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this Proxy Statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

STOCKHOLDER PROPOSALS

Stockholder Proxy Proposal Deadline

        The date by which proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2015 annual meeting of stockholders must be received by the Company at Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting is December 31, 2014.

Stockholder Business—Annual Meeting

        Stockholders who wish to introduce an item of business at an Annual Meeting may do so in accordance with Springleaf's Bylaw procedures. These provide, generally, that a stockholder desiring to bring a proper subject of business before the meeting must do so by a written notice timely received (not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders) at Springleaf's principal executive offices. Any notice of intent to introduce an item of business at an annual meeting of stockholders must, among other things, contain the name and address of the stockholder, and a representation that the stockholder is a holder of record and that the stockholder intends to appear in person or by proxy at the meeting. A complete listing of the other requirements the advance notice must meet is found in Section 2.18 of the Company's Bylaws. A complete copy of the Bylaws may be found on the Company's website at www.springleaf.com, or by writing to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary. Accordingly, if stockholders wish to introduce an item of business at the 2015 annual meeting of stockholders, notice must be received by the Company not earlier than January 28, 2015, nor later than February 27, 2015.

        Any proposal (other than a proposal made pursuant to Rule 14a-8) that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c) and the named proxies will have discretionary authority to vote on the proposal. In addition, the chairman of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the procedures contained in the Company's Bylaws.

ADDITIONAL INFORMATION

        Springleaf files annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. These filings are available to the public to read and copy at the SEC's public reference rooms. These filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Springleaf Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708, Attention: Secretary, and can also be accessed through the Company's website at www.springleaf.com. We will furnish without charge to each person whose proxy is being solicited, upon oral or written request of any such person, a copy of Springleaf's Annual Report on Form 10-K for 2013, as filed with the SEC, excluding the exhibits, by first class mail or other equally prompt means within one business day of receipt of such request. Request for copies of such report should be directed to Springleaf's Secretary at the above address or at (812) 424-8031.

ANNUAL MEETING OF STOCKHOLDERS OF SPRINGLEAF HOLDINGS, INC. May 28, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/85172J Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Class I directors O Jay N. Levine O Roy A. Guthrie 2. Advisory vote to approve named executive officer compensation. 3. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation. 4. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2014. NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 4, AND FOR "3 YEARS" ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230403000000000000 6 052814 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 SPRINGLEAF HOLDINGS, INC. Annual Meeting of Stockholders May 28, 2014 10:30 AM Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Minchung (Macrina) Kgil, Scott D. McKinlay and Jack R. Erkilla, or any of them as proxies, each with the power to appoint his/her substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy and at their discretion on any matter that may properly come before the meeting, all of the shares of common stock of Springleaf Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof, to be held at 10:30 a.m. Central Time on Wednesday, May 28, 2014, at the Holiday Inn, 7101 Highway 41 North, Evansville, Indiana 47725. This proxy hereby revokes any proxies previously submitted by the stockholder with respect to the shares represented by this proxy. IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR PROPOSALS 1, 2 AND 4 AND FOR "3 YEARS" ON PROPOSAL 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (Continued and to be signed on the reverse side.)